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                         AMENDMENT NO. 2 TO RIGHTS AGREEMENT


         THIS AMENDMENT NO. 2 is entered into as of the 25th day of February, 1997, by and among INTERIM SERVICES INC., a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New York limited liability company ("Chase" or the "Rights Agent").


                                   R E C I T A L S:


         A. The Company and Boatmen's Trust Company entered into that certain Rights Agreement dated March 17, 1994, whereby the Company appointed Boatmen's as the Rights Agent to act as agent for the Company and the holders of the Rights in accordance with the terms and conditions of said Rights Agreement.

         B. The Company, Boatmen's Trust Company and Chase entered into that certain Amendment No. 1 to Rights Agreement dated June 26, 1996 whereby the Company removed Boatmen's as Rights Agent and appointed Chase as Successor Rights Agent in accordance with the terms and conditions of said Rights Agreement.

         C. The Company now wishes to amend certain additional provisions of the Rights Agreement as provided herein.

         NOW, THEREFORE, in consideration of the mutual premises and covenants contained herein and in the Rights Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

         1. Section 1(a) of the Rights Agreement is hereby amended (i) by deleting the words "prior written approval of a majority of the Board of Directors" in the fourth and fifth lines of such Section and substituting in place thereof the words "Prior Written Approval of the Company", (ii) by adding the words "without the Prior Written Approval of the Company" after the words "of the Company" in the second to the last line of such Section, and (iii) by adding the following sentence at the end of such Section:

             "Any Person who or which, together with all Affiliates and
                  Associates of such Person, inadvertently becomes the Beneficial Owner of securities of the Company representing 15% or more of Voting Power of the Company or otherwise becomes a Beneficial Owner without a plan or intention to acquire control of the Company, shall not become an "Acquiring Person" so long as such Person, individually or together with

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                  the Affiliates and Associates of such Person, promptly
                  enters into, and delivers to the Company, an irrevocable commitment to promptly divest, and thereafter promptly divests (without exercising or retaining any power, including voting, with respect to such securities), sufficient securities of the Company so that such Person, together with all Affiliates and Associates of such Person, ceases to be the Beneficial Owner of 15% or more of the Voting Power of the Company.

         2. Section 1(c)(i) is hereby amended by adding the following phrase at the end of such Section:

              ", as determined pursuant to Rule 13d-3 of the
                  General Rules and Regulations under the Exchange Act as in effect on the date hereof".

         3.  Section 1(c) is hereby amended by adding the following new
Section 1(c)(iv):

              "Notwithstanding anything in this definition of
                  Beneficial Ownership to the contrary, the phrase "then outstanding", when used with reference to a Person's Beneficial Ownership of securities of the Company, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person would be deemed to own beneficially hereunder.

         4. Section 1 of the Rights Agreement is hereby amended by deleting Subsection (h), relettering Subsection (i) as Subsection (h), and adding the following new Subsection (i):

              "Prior Written Approval of the Company" shall mean
                   prior express written consent of the Company to the actions in question, executed on behalf of the Company by a duly authorized officer of the Company following the express approval by action of at least a majority of the members of the Board of Directors then in office.

         5. Section 1(l) of the Rights Agreement is hereby amended by (i) deleting the words "any corporation or other entity" in the first and second lines of said Section and

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substituting in place thereof the words "with respect to any Person, any other
Person", and (ii) by deleting the words "another corporation or other entity and shall include Subsidiaries of Subsidiaries" in the sixth and seventh lines of said Section and substituting in place thereof the words "such Person or one or more of such Person's Subsidiaries".

         6. Section 3(a) of the Rights Agreement is hereby amended (i) by deleting the parenthetical language in the third and fourth lines of said Section and substituting in place thereof the following: "(or such later date as may be determined by action of the Board of Directors, but in no event later than the date set forth in clause (i) above)", and (ii) by deleting the words "prior written approval of a majority of the Board of Directors" in the thirteenth and fourteenth lines of such Section and substituting in place thereof "Prior Written Approval of the Company".

         7. Section 3(c) of the Rights Agreement is hereby amended by inserting the words "as it may from time to time be supplemented or amended" after the parenthetical in the seventh line of such legend.

         8. Section 5(a) of the Rights Agreement is hereby amended by deleting the word "manually" in the eighth line of such Section, and inserting the words "manually or by facsimile signature" after the word "countersigned" in the eighth line of such Section.

         9. Section 7(c) of the Rights Agreement is hereby amended by inserting the words "or the Rights Agent" after the words "of the Company" in the ninth line of such Section.

        10. Section 7(e) of the Rights Agreement is hereby amended (i) by inserting a comma after the words "Section 11(b)" in the sixth line of such Section, (ii) by deleting the word "and" in the sixth line of such Section,
(iii) by inserting the words "and Section 24" after the words "Section 13(a)" in the seventh line of said Section, and (iv) by inserting the following at the end of such Section", or to receive any Common Stock in exchange therefor pursuant to the provisions of Section 24 hereof."

        11. Section 11(b) of the Rights Agreement is hereby amended (i) by deleting the parenthetical language in the second through ninth lines of such Section, (ii) by inserting the words "and Section 24" after the words "Section 7(e)" in the eleventh line of such Section, and (iii) by deleting the words "for a period of sixty days" in the eleventh and twelfth lines of such Section.

        12. Section 11(q) of the Rights Agreement is hereby amended by inserting the words "or exchanged pursuant to Section 24 hereof" after the word "hereof" in the fourth line of such Section.

        13. Section 11(r) of the Rights Agreement is hereby amended by inserting the words "and 24" after the words "Section 23" in the third line of such Section.

        14. Section 12 of the Rights Agreement is hereby amended by deleting the

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numeral "25" in the third from the last line of such Section and substituting in place thereof the numeral "26".

        15. Section 13(c) of the Rights Agreement is hereby amended by inserting the following after the word "unless" in the second line of such
Section:

              "the Principal Party shall have a sufficient number of
                   shares of its authorized Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this
                   Section 13, and unless".

        16. Section 13 of the Rights Agreement is hereby amended by deleting Subsection (d) of such Section.

        17. Section 17 of the Rights Agreement is hereby amended by deleting the numeral "24" in the fourth line from the bottom of such Section and substituting in place thereof the numeral "25".

        18. Section 21 of the Rights Agreement is hereby amended by deleting the comma after the word "days" in the fourth line of such Section.

        19. Section 22 of the Rights Agreement is hereby amended by adding the following new paragraph at the end of such Section:

              "In addition, in connection with the issuance or sale of
                   Common Stock following the Distribution Date and prior to the redemption, exchange or expiration of the Rights, the Company (a) shall with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee benefit plan or arrangement, or upon the exercise, conversion or exchange of securities hereinafter issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; PROVIDED, HOWEVER, that (i) no such Rights Certificates shall be issued if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificates would be issued and (ii) no Rights Certificates shall be

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                   issued if, and to the extent that, appropriate
                   adjustment shall otherwise have been made in lieu of the issuance thereof.

        20. Section 23 of the Rights Agreement is hereby amended by deleting the last sentence of Subsection (a) and all of Subsection (b) of such Section and then adding the following at the end of Subsection (a):

              "The redemption of the Rights by the Board of Directors may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish."

        21. Section 23 of the Rights Agreement is hereby amended by relettering Subparagraphs (c) and (d) as Subparagraphs (b) and (c), respectively.

        22. Section 23(c) (new Section 23(b)) of the Rights Agreement is hereby amended (i) by inserting the words "or, when appropriate, immediately upon the time or satisfaction of such conditions as the Board of Directors may have established," after the word "Agent" in the fourth line of such Section, and (ii) by inserting the words "the Rights Agent or, prior to the Distribution Date, on the registry books of" after the word "books of" in the fifth line from the bottom of such Section.

        23. Section 23(d) (new Section 23(c)) of the Rights Agreement is hereby amended by inserting the words "and Section 24 hereof" after the words "Section 23" in the fourth line of such Section

        24. Section 25 of the Rights Agreement is hereby amended (i) by inserting the words "at any time after the Distribution Date" after the words "shall propose" in the second line of the first full paragraph of such Section, (ii) by deleting the numeral "25" in the twenty-seventh line of the first full paragraph of such Section and substituting in place thereof the numeral "26", (iii) by deleting the numeral "24" in the third line from the bottom of the first full paragraph of such Section and substituting in place thereof the numeral "25", and (iv) by deleting the numeral "25" in the fifth line of the second full paragraph of such Section and substituting in place thereof the numeral "26".

        25.  Section 27 of the Rights Agreement is hereby amended by deleting
Section 27 and substituting in place thereof the following:

                   "Section 27. SUPPLEMENTS AND AMENDMENTS. The Company may from time to time supplement or amend this Agreement without the approval of any holders of Right Certificates in order (a) to cure any ambiguity, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any

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                   other provisions herein, (c) to shorten or lengthen any time period hereunder (including without limitation to extend the Final Expiration Date), (d) increase or decrease the Purchase Price, or (e) to change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable which shall not adversely affect the interests of the holders of Right Certificates (other than an Acquiring Person or an Affiliate or Associate of an Acquiring Person); PROVIDED, HOWEVER, that from and after such time as any Person becomes an Acquiring person, this Agreement shall not be amended in any manner which would adversely affect the interests of the holders of Rights; provided further that this Agreement may not be supplemented or amended to lengthen pursuant to clause (c) of this sentence, (A) the time period relating to the when the Rights may be redeemed at such time as the Rights are not then redeemable, or (B) any other time period unless such lengthening is for the purpose of protecting, enhancing or clarifying the rights of, and/or the benefits to, the holders of the rights; provided further that the Company shall have the right to make any changes unilaterally necessary to facilitate the appointment of a successor
                   Rights agent, which such changes shall be set forth in a writing by the Company or by the Company and such successor Rights Agent. Without limiting the foregoing, the Company may at any time prior to such time as any Person becomes an Acquiring Person amend this Agreement to lower the threshold set forth in Section 1(a) hereof from 15% to not less than the greater of (i) any percentage greater than the largest percentage of the Voting Power of the Company then known by the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, or any employee benefit plan or compensation arrangement of the Company or any Subsidiary of the Company, and any entity holding securities of the Company to the extent organized, appointed or established by the Company or any such Subsidiary for or pursuant

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                   to the terms of any such employee benefit plan or
                   compensation arrangement) together with all Affiliates or Associates of such Person and (ii) 10%. Upon the delivery of a certificate from an appropriate officer of the Company which states that the proposed supplement or amendment is in compliance with the terms of this Section 27, the Rights Agent shall execute such supplement or amendment.

         In all other respects, except as herein stated, the Rights Agreement shall remain in full force and effect.

         This Amendment No. 2 may be executed in any number of counterparts, each of which shall constitute an original, which such counterparts shall together constitute but one and the same instrument. Terms not defined herein shall, unless the context otherwise requires, have the meanings assigned to such terms in the Rights Agreement.

                              [signatures on next page]

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No.
2 to Rights Agreement to be duly executed, effective as of the date first above written.



INTERIM SERVICES INC.                  CHASEMELLON
SHAREHOLDER
                                  SERVICES, L.L.C.



By:
   ------------------------------
By: /s/ John B. Smith
   ------------------------------
   John B. Smith
   Secretary and General Counsel